Exhibit 99.1

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GYRODYNE COMPANY OF AMERICA, INC.

ANNUAL MEETING OF SHAREHOLDERS, ( )

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION

OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GYRODYNE COMPANY OF AMERICA, INC. to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on ( ) at 11:00 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php. ? FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ? THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Receipt of the Proxy Statement and Annual Report is hereby acknowledged. A vote FOR Item 1 is recommended by the Board of Directors. 1. To authorize a proposed plan of merger and the transactions contemplated thereby under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC. FOR AGAINST ABSTAIN 2. To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified; Ronald J. Macklin Term Expiring 2016 FOR WITHHOLD Philip F. Palmedo Term Expiring 2016 FOR WITHHOLD 3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement; FOR AGAINST ABSTAIN 4. To determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers; 1 Yr 2 Yrs 3 Yrs ABSTAIN 5. To approve, by a non-binding, advisory vote, certain compensation arrangements for certain executive officers that will be triggered by the merger; and FOR AGAINST ABSTAIN 6. To ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP) as independent accountants of the Company and its subsidiaries for the 2013 fiscal year. FOR AGAINST ABSTAIN Dated , 2013 Signature Title SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.